EXHIBIT 10.5.1

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF ALABAMA

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IN RE HEALTHSOUTH CORP. ERISA LITIGATION	:
	:	CV-03-BE-1700
:
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AMENDED CLASS ACTION SETTLEMENT AGREEMENT

This AMENDED CLASS ACTION SETTLEMENT AGREEMENT is entered into by and among Settlement Class Representatives for themselves and on behalf of the Settlement Class, the Settling Defendants and the Underwriters. Italicized and capitalized terms and phrases have the meanings provided in Section 1 below.

RECITALS

WHEREAS, Settlement Class Representatives have commenced actions comprising the ERISA Action asserting various Claims for relief against the Named Settling Defendants, all of which Claims are disputed by the Settling Defendants;

WHEREAS, a dispute exists with respect to the existence and/or extent of insurance coverage available or exclusions or policy defenses applicable to certain Defendants under the Insurance Policies;

WHEREAS, the parties have engaged in mediation before the Mediator to explore settlement possibilities, and the Mediator has conducted a series of mediation sessions in which the Settling Parties have participated;

WHEREAS, the Settling Parties are desirous of promptly and fully resolving and settling with finality all of the Released Claims asserted by Settlement Class Representatives, for themselves and on behalf of the Settlement Class, against the Settling Defendants, and the Settling Defendants and Underwriters are desirous of promptly and fully resolving and settling with finality any Claims against each other relating to the Insurance Policies;

WHEREAS, on June 3, 2005, the Settlement Class Representatives, the Underwriters, and the Settling Defendants (with the exceptions of Messrs. Scrushy, Martin, Owens, and Beam) executed a term sheet setting forth their settlement agreement in principle, and pursuant thereto, on June 17, 2005, the Company and the Underwriters deposited the Settlement Amount into the Settlement Fund;

WHEREAS, the Court issued an Order on August 22, 2005 in which it encouraged the parties to reach a global settlement to which Messrs. Scrushy, Martin, Owens, and Beam would be parties;

WHEREAS, pursuant to the Court’s August 22, 2005 Order, the Settling Parties resumed negotiations and have reached a settlement by and through their respective counsel on the terms and conditions set forth in this Amended Settlement Agreement;

NOW, THEREFORE, the Settling Parties, in consideration of the promises, covenants and agreements herein described and for other good and valuable consideration acknowledged by each of them to be satisfactory and adequate, and intending to be legally bound, do hereby mutually agree as follows:

1. As used in this Amended Settlement Agreement, italicized and capitalized terms and phrases not otherwise defined have the meanings provided below:

1.1 “Affiliate” shall mean: any entity which owns or controls, is owned or controlled by, or is under common ownership or control with, a Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

1.2 “Agreement Execution Date” shall mean: the date on which this Amended Settlement Agreement is fully executed, as provided in Section 20.13 below.

1.3 “Approval Order” shall have the meaning set forth in Section 2.2.

1.4 “Bar Order” shall have the meaning set forth in Section 2.2 below.

1.5 “Bar Order Notice” shall mean: the form of notice appended as Exhibit C to the form of Preliminary Approval Order attached hereto as Exhibit 1.

1.6 “Barred Persons” shall have the meaning set forth in Section 9.1.

1.7 “Claims” shall mean: any and all claims of any nature whatsoever (including claims for any and all losses, damages, unjust enrichment, attorneys’ fees, disgorgement of fees, litigation costs, injunction, declaration, contribution, indemnification or any other type or nature of legal or equitable relief), whether accrued or not, whether already acquired or acquired in the future, whether known or unknown, in law or equity, brought by way of demand, complaint, cross-claim, counterclaim, third-party claim or otherwise.

1.8 “Class Exemption” shall mean: Prohibited Transaction Exemption 2003-39, “Release of Claims and Extensions of Credit in Connection with Litigation” issued December 31, 2003, by the United States Department of Labor, 68 Fed. Reg. 75,632.

1.9 “Class Notice” shall mean: the form of notice appended as Exhibit A to the form of Preliminary Approval Order attached hereto as Exhibit 1.

1.10 “Class Period” shall mean: the period from January 1, 1996 to the date of the Fairness Hearing.

1.11 The “Company” shall mean: HEALTHSOUTH Corporation, a Delaware corporation, each of its Affiliates, as well as each of its predecessors and Successors-In-Interest.

1.12 The “Court” shall mean: the United States District Court for the Northern District of Alabama.

1.13 “Custodian” shall mean: Wells Fargo Bank, N.A., as custodian of the Settlement Fund.

1.14 “Derivative Actions” shall mean all derivative actions filed by shareholder plaintiffs in the name of the Company, including but not limited to Tucker v. Scrushy, No. CV-02-5212 (Ala. Cir. Ct.).

1.15 “DOL ” shall mean: the United States Department of Labor.

1.16 “ERISA” shall mean: the Employee Retirement Income Security Act of 1974, as amended, including all regulations promulgated and case law thereunder.

1.17 “ERISA Action” shall mean: In re HealthSouth Corp. ERISA Litigation, CV-03-BE-1700, a consolidated action pending in the Court, and any and all cases now or hereafter consolidated therewith.

1.18 “Fairness Hearing” shall have the meaning set forth in Section 2.2.

1.19 “Final” shall mean: with respect to the Approval Order, that such order shall have been entered by the Court and the time for appeal or writ of certiorari shall have expired without the initiation of an appeal or petition for writ of certiorari, or, if an appeal or petition for writ of certiorari has been timely initiated, that there has occurred a full and final disposition of any such appeal or writ of certiorari without a reversal or modification, including the exhaustion of proceedings in any remand and/or subsequent appeal after remand. Notwithstanding any other provision hereof, the Approval Order shall be deemed Final regardless of whether the Court has entered an order regarding the Plan of Allocation or the award of legal fees and expenses and regardless of whether any such order, if entered, has become Final.

1.20 “Independent Fiduciary” shall mean: a Plan fiduciary retained at the Company’s expense that has no “relationship to” or “interest in” (as those terms are used in the Class Exemption) any of the Settling Parties.

1.21 “Insurance Policies” shall mean: (a) Federal Insurance Company Excess Policies Nos. 5152-84-82 and 8152-84-82A-BHM; and (b) Travelers Casualty & Surety Company of America Policy No. 076 FF 103027063 BCM.

1.22 “Judgment Reduction Amount” shall have the meaning set forth in Section 10.

1.23 “Lead Counsel” shall mean: Keller Rohrback, L.L.P., as lead counsel for the Settlement Class Representatives in the ERISA Action.

1.24 “Mediator” shall mean: Eric Green.

1.25 “Named Settling Defendants” shall mean: the Company, Brandon Hale, Dennis Wade, Kimberly McCracken, Marca Pearson, Barbara Roper, Philip Watkins, James P. Bennett, P. Daryl Brown, John S. Chamberlin, Larry D. Striplin, Jr., Charles W. Newhall, III, George H. Strong, Richard F. Celeste, C. Sage Givens, Joel C. Gordon, Larry R. House, Anthony J. Tanner, Raymond J. Dunn, III, Allan R. Goldstein, Robert P. May, Jan L. Jones, Jon F. Hanson, Lee S. Hillman, Richard M. Scrushy, Aaron Beam, Jr., William T. Owens, and Michael D. Martin.

1.26 “Net Settlement Amount” shall have the meaning set forth in Section 5.

1.27 This paragraph is hereby deleted.

1.28 “Person” shall mean: an individual, partnership, corporation, governmental entity or any other form of entity or organization.

1.29 “Plan” shall mean: the HealthSouth Corporation Employee Stock Benefit Plan, including all amendments thereto in effect at any point between January 1, 1991 and the present.

1.30 “Plan of Allocation” shall mean: the plan of allocation approved by the Court as contemplated by Section 13.

1.31 “Preliminary Approval Order” shall have the meaning set forth in Section 2.

1.32 “Preliminary Motion” shall have the meaning set forth in Section 2.

1.33 “Released Claims” shall have the meaning set forth in Section 7.

1.34 “Releasees” shall mean: the Settling Defendants, the Plan, the Underwriters, and the present and former Representatives of each of them.

1.35 “Representatives” shall mean: representatives, attorneys, agents, directors, officers, employees, insurers and reinsurers.

1.36 “RICO” shall mean: the Racketeer Influenced and Corrupt Organizations Act of 1970, as amended, including all regulations promulgated and case law thereunder.

1.37 “Securities Actions” shall mean: all securities actions pertaining to the Company, including but not limited to the action proceeding as a consolidated class action captioned In re HealthSouth Corp. Securities Litig., No. CV-03-BE-1500-S (N.D. Ala.), and all actions that are or will be consolidated therein.

1.38 “Settlement” shall mean: the settlement to be consummated under the Amended Settlement Agreement pursuant to the Amended Approval Order.

1.39 “Amended Settlement Agreement” shall mean this Amended Class Action Settlement Agreement.

1.40 “Settlement Amount” shall mean: $25,000,000.

1.40.1 “Supplemental Settlement Amount” shall mean: $4,500,000, to be paid to resolve all Released Claims in this case against Defendant Richard M. Scrushy. Payment shall be made as follows:

1.40.1.1 Defendant Scrushy will pay $1,500,000 within six (6) months of Preliminary approval of the Settlement, or 30 days after the Approval Order becomes Final, whichever is later.

1.40.1.2 In addition to the amounts already provided in connection with the Settlement Agreement executed in July 2005, the Underwriters shall pay $2,000,000 to the Settlement Fund within twenty (20) business days of execution of the Amended Settlement Agreement by each of the Settling Parties.

1.40.1.3 In addition to the amounts already provided in connection with the Settlement Agreement executed in July 2005, in the event that the Company recovers all or any portion of the judgment entered on January 3, 2006 against Defendant Scrushy in the HealthSouth Corporation 2002 Derivative Litigation (CV 02-5212) (the “Bonus Judgment”), the Company shall pay the first $1,000,000 collected from the Bonus Judgment, net of plaintiff’s attorney’s fees, to the Settlement Fund in a manner that is approved by the Court (such that a total of $1,000,000 is contributed to the Supplemental Settlement Amount). If the Company fails to collect any of the Bonus Judgment, the Company shall have no obligation to pay any of the Supplemental Settlement Amount and the Supplemental Settlement Amount shall be reduced to $3,500,000.

1.40.2 “Martin Supplemental Settlement Amount” shall mean: $350,000, to be paid by Defendant Michael D. Martin to resolve all Released Claims in this case against Defendant Martin. Payment shall be made within ten (10) days of the execution of the Amended Settlement Agreement.

1.40.3 “Combined Settlement Amount” shall mean the combination of the Settlement Amount, the Supplemental Settlement Amount, and the Martin Supplemental Settlement Amount.

1.41 “Settlement Class” shall have the meaning set forth in Section 12.

1.42 “Settlement Class Representatives” shall mean: the following Persons, as plaintiffs on behalf of themselves and on behalf of all members of the Settlement Class: Kim Coggins, Kim French, and Robert J. Lancaster and each of their Successors-In-Interest. Settlement Class Representatives intend that all rights and obligations that are binding on Settlement Class Representatives under this Amended Settlement Agreement, including each and every covenant, agreement, and warranty, also shall be binding on all members of the Settlement Class.

1.43 “Settlement Fund” shall mean: an account established by Lead Counsel at Wells Fargo Bank, N.A., denominated HealthSouth ERISA Litigation Settlement Fund.

1.44 “Settling Defendants” shall mean: the Named Settling Defendants, each of their respective Affiliates, predecessors, and Successors-in-Interest, and any directors, officers or employees of the Company.

1.45 “Settling Defendant’s Counsel” or “Underwriter’s Counsel” shall mean, for each Settling Defendant or Underwriter, as the case may be, the counsel identified as such Settling Defendant’s or Underwriter’s counsel in Section 20.9.

1.46 “Settling Parties” shall mean: the Settlement Class Representatives, the Settling Defendants, and the Underwriters.

1.47 “Successor-In-Interest” shall mean: a Person’s estate, legal representatives, heirs, successors or assigns.

1.47 “Underwriters” shall mean: Travelers Casualty & Surety Company of America and Federal Insurance Company and each of their respective Affiliates, predecessors, and Successors-In-Interest.

2. As soon as practicable following the complete execution of this Amended Settlement Agreement by all Settling Parties, Settlement Class Representatives will file a motion (“Preliminary Motion”) with the Court for an order substantially in the form annexed hereto as Exhibit 1, including the exhibits thereto (the “Preliminary Approval Order”). The Settlement Class Representatives and the Settling Defendants shall request that a preliminary hearing to consider the compromise and settlement before the Court be held as soon as practicable thereafter.

2.1 On the date and in the manner set by the Court in its Preliminary Approval Order, the Settlement Class Representatives shall cause the Class Notice and the Bar Order Notice to be (a) transmitted in the form and manner approved by the Court to the Persons as directed by the Court in the Preliminary Approval Order, and (b) published as directed by the Court in the Preliminary Approval Order. Costs associated with the publication and service of notice, establishment of the Settlement Fund, and tax payments relating to the Settlement Fund shall be paid from the Combined Settlement Amount. Lead Counsel agrees to be responsible for arranging publication and distribution of the Class Notice and Bar Order Notice to the proposed Settlement Class and other Persons as required by the Preliminary Approval Order. The Settling Defendants and the Underwriters shall have no responsibility for providing publication or distribution of the Settlement or the notice of the Settlement to the Settlement Class, but Settling Defendants reserve the right to approve the contents of the Class Notice and the Bar Order Notice. The Settlement Class Representatives and the Settling Defendants shall request that a hearing before the Court to consider final approval of the Settlement be held as soon as possible following preliminary approval and due and proper notice being served or published.

2.2 On or after the date set by the Court for the hearing to consider final approval of the Settlement (the “Fairness Hearing”) the Settlement Class Representatives and the Settling Defendants shall request that the Court determine: (i) whether to enter judgment finally approving the Settlement and entering a bar order satisfying all of the terms of Section 9 below (the “Bar Order”), all substantially in the form attached hereto as Exhibit 2 (which judgment is referred to herein as the “Approval Order”); (ii) whether the distribution of the Combined Settlement Amount as provided in the Plan of Allocation should be approved; and (iii) what legal fees, compensation and further expenses should be awarded or reserved for award to Lead Counsel and other counsel for Settlement Class Representatives as contemplated by Section 4 of this Amended Settlement Agreement.

3. Settlement Class Representatives, on behalf of the Settlement Class and the Plan, agree to settle and fully resolve the Claims asserted in the ERISA Action against all Settling Defendants (except Defendants Richard M. Scrushy and Michael D. Martin) for the Settlement Amount, against Defendant Scrushy for the Supplemental Settlement Amount, and against Defendant Martin for the Martin Supplemental Settlement Amount, as set forth below.

3.1 In consideration of all the promises and agreements set forth in the Amended Settlement Agreement, Defendants Scrushy and Martin, the Underwriters, and the Company shall have caused their respective portions of the Settlement Amount, Supplemental Settlement Amount, and Martin Supplemental Settlement Amount to be deposited into the Settlement Fund in the manner set forth in the Amended Settlement Agreement; except that the Company’s obligation to contribute $1,000,000 from the Bonus Judgment is subject to the conditions set forth in section 1.40.1.3. Interest earned on the Combined Settlement Amount shall be applied to the expenses of settlement administration, if any, or otherwise shall accrue for the benefit of the Settlement Class. The Settlement Fund shall be invested only in United States Treasury securities, and/or securities issued by government entities backed by the full faith and credit of the United States Treasury, and/or securities of United States Government Sponsored Enterprises that carry a rating of Aaa, and money market mutual funds that invest exclusively in the foregoing securities.

3.2 The Settlement Fund shall be structured and managed to qualify as a Qualified Settlement Fund under Section 468B of the Internal Revenue Code and Treasury regulations promulgated thereunder and shall make tax filings and provide reports to Lead Counsel for tax purposes. The Settling Parties shall not take a position in any filing or before any tax authority inconsistent with such treatment.

3.3 The Settlement Amount, Supplemental Settlement Amount, and Martin Supplemental Settlement Amount shall be the full and sole monetary payments made by or on behalf of the Settling Defendants and the Underwriters to the Settlement Class in connection with the Settlement.

4. Upon the entry by the Court of the Approval Order and an order granting Lead Counsel’s request for attorneys’ fees and costs as contemplated by Section 2.2(iii), Lead Counsel shall be entitled to withdraw from the Settlement Fund attorneys’ fees and costs as approved by the Court based on the common fund doctrine. Settling Defendants shall take no position with respect to the amount of the costs or attorneys’ fees sought by Lead Counsel in this matter, and shall leave the amount to the sound discretion of the Court. Upon the entry by the Court of the Approval Order, the three Settlement Class Representatives may apply to the Court for compensation in an amount not to exceed five thousand dollars ($5,000) for each of the three Settlement Class Representatives, payable solely from the Settlement Fund to the extent awarded by the Court. The Court’s consideration of Lead Counsel’s request for attorneys’ fees and costs and the Settlement Class Representatives’ application for compensation are matters separate and apart from the Settlement between the Settling Parties, and no decision by the Court concerning the Lead Counsel’s attorneys’ fees and costs or the Settlement Class Representatives’ compensation shall affect the validity of the Amended Settlement Agreement or finality of the Settlement in any manner.

5. The Combined Settlement Amount plus interest earned, less costs of administration pursuant to Section 2.1, Lead Counsel’s reasonable expenses, costs, and attorneys’ fees, and Settlement Class Representatives’ compensation as approved by the Court (“Net Settlement Amount”), shall be released from escrow and paid to the Plan, subject to the procedures set forth in Section 6, upon written notification to the Custodian that the Approval Order is Final. The Net Settlement Amount will be paid to the Plan in order to preserve to the fullest extent possible its tax protected status under ERISA.

5.1 Within 180 days after the Approval Order becomes Final, the Company shall take any action that it deems necessary or appropriate, as determined in its sole discretion, including but not limited to amending, terminating, or in any way changing the Plan, with the intent that the Net Settlement Amount is not invested or paid from the Plan as benefits in the form of the Company’s common stock, and is not invested in cash except as necessary to administer the Plan. Such amendments or changes may include, but are not limited to, any amendments or changes to the Plan that permit all or a portion of the Net Settlement Amount allocated to Class members who are then current participants in the HealthSouth Retirement Investment Plan to be invested by them in the same or similar investment options available under the HealthSouth Retirement Investment Plan or successors thereto.

6. In the event the Approval Order is not approved by the Court or does not become Final, the Settling Parties shall negotiate in good faith in order to modify the terms of the Amended Settlement Agreement in order to revive the Settlement. In the event that such efforts are not successful:

(i) the Combined Settlement Amount, plus any interest at the rate of the escrow account, minus the amount already reasonably applied to costs of Settlement as permitted in Section 2.1, shall be immediately returned to the Company, Scrushy, Martin, and the Underwriters in proportion to the parties’ contributions thereto, less a reserve sufficient to meet the income tax liability of the Settlement Fund with respect to its earnings, with Lead Counsel being jointly and severally liable for any failure to return this amount;

(ii) the Settling Defendants will not be deemed to have consented to the certification of any class, and the agreements and stipulations in this Amended Settlement Agreement concerning class definition or class certification shall not be used as evidence or argument to support class certification or class definition, and the Settling Defendants will retain all rights to oppose class certification, including certification of a class identical to that provided for in this Amended Settlement Agreement for any other purpose; and

(iii) the Settlement and this Amended Settlement Agreement, including but not limited to the releases and orders therein, shall become null and void and of no further force and effect, the parties shall be deemed to have reverted to their respective status and positions as of the date immediately before the date of the execution hereof, and the parties shall proceed in all respects as if this Amended Settlement Agreement had not been executed.

7. Upon the entry of the Approval Order by the Court, Settlement Class Representatives, on behalf of the Settlement Class and the Plan, will absolutely and unconditionally release and discharge the Releasees from:

(i) any and all ERISA-based and RlCO-based Claims related to the acquisition, disposition, or retention of stock by the Plan and/or its fiduciaries during the Class Period;

(ii) any and all Claims related to the appointment, removal, or monitoring of any fiduciary for the Plan;

(iii) any and all Claims related to the preparation or dissemination, directly or indirectly, to Plan participants and beneficiaries of information relating to Company stock;

(iv) any and all Claims related to the Insurance Policies;

(v) any and all ERISA-based Claims asserted, or that could have been asserted, in the ERISA Action and ERISA-based Claims, known or unknown, arising from or related to the acts, omissions, facts or events alleged in the ERISA Action;

(vi) any and all Claims in connection with, based upon, arising out of, or relating to the Settlement, but excluding Claims to enforce the terms of the Settlement; and

(vii) any and all Claims based upon, arising out of, or relating to any Person’s liability to the Settlement Class or the Plan for Claims set forth in any of the preceding subsections (i) through (vi),

and any fees, costs, judgments, and/or settlement amounts arising out of such Claims. The Claims described above in subparagraphs (i)-(vii) shall be referred to collectively as the Released Claims. Released Claims do not include and Settlement Class Representatives cannot release any securities Claims brought or that could have been brought in the Securities Actions, or insurance for such Claims, if any. Released Claims do not include and Settlement Class Representatives and the Company cannot release any Claims brought or that could have been brought in the Derivative Actions, or insurance for such Claims, if any. Released Claims do not include and Settlement Class Representatives cannot release any benefit Claims or other ERISA-based Claims that any individual Plan participant or beneficiary has now or may have in the future with respect to the Plan or any other Company benefit plan, to the extent that such Claims do not relate to or arise out of the Released Claims and/or the ERISA Action.

8. This Amended Settlement Agreement will not release or in any way bar, preclude, or compromise any Claims, demands, interests, rights or obligations that the Settling Parties may have with respect to insurance other than the Insurance Policies.

9. It is an essential element to the Settling Defendants’ and the Underwriters’ participation in the Settlement that they obtain the fullest possible release from further liability to anyone relating to the Released Claims, as set forth below, and it is the intention of the Settling Parties that the Settlement eliminate all further risk and liability of the Settling Defendants and the Underwriters relating to the Released Claims, as set forth below. Accordingly, the Settling Parties agree that the Court shall include in the Approval Order a Bar Order that meets all of the following requirements, or such lesser requirements as are acceptable to the Settling Defendants and the Underwriters:

9.1. Except as noted in paragraph 9.3.1, all Released Claims brought by any Person (except the DOL) against the Settling Defendants or the Underwriters shall be permanently barred, including but not limited to any Claim for contribution or indemnification (whether contractual or otherwise), and any Person receiving notice of the Class Notice or the Bar Order Notice, or having actual knowledge of the Class Notice or the Bar Order Notice, or having actual knowledge of sufficient facts that would cause such Person to be charged with constructive notice of the Class Notice or the Bar Order Notice (except the DOL) shall be permanently enjoined from bringing, either derivatively or on behalf of themselves, or through any Person purporting to act on their behalf or purporting to assert a Claim under or through them, any Released Claims against the Settling Defendants or the Underwriters in any forum, action or proceeding of any kind. For purposes of the Amended Settlement Agreement and Bar Order, Barred Persons shall be defined as any Person who is barred and/or enjoined by this Section 9.1; including, but not limited to, Settlement Class Representatives, the Settlement Class, the Plan, and the other Settling Parties, but not including the DOL;

9.2. From and after the date of its entry, the Bar Order shall permanently bar and enjoin all Claims by any Barred Person or any Settling Party against the Underwriters, and each of them, (i) under or in any way involving the Insurance Policies, or (ii) upon any Released Claim or for coverage under the Insurance Policies for any Released Claim; provided, however, that nothing in the Amended Settlement Agreement or Bar Order in any way bars or enjoins the Settling Defendants from asserting any rights they may have under any insurance policies other than the Insurance Policies, or from bringing or maintaining any Claims, whether direct or indirect, to the extent that such Claims are not based on the Insurance Policies and are based upon, arise from, are in consequence of or relate to litigation other than the ERISA Action, including, but not limited to, the Securities Actions and the Derivative Actions, irrespective of the extent, if any, to which such rights and Claims may be related to the Released Claims and/or the ERISA Action;

9.3. Except as noted in paragraph 9.3.1, the Settling Defendants shall be permanently barred and enjoined from bringing against the Barred Persons or other Settling Defendants, either derivatively or on behalf of themselves, or through any Person purporting to act on their behalf or purporting to assert a Claim under or through them, any of the

Released Claims in any forum, action or proceeding of any kind; provided, however, that a Settling Defendant shall not be barred or enjoined from bringing Released Claims against a Barred Person or Settling Defendant if for any reason such Barred Person or Settling Defendant asserts, or is legally not barred by the Bar Order from bringing Released Claims against such Settling Defendant; and further provided that nothing in the Amended Settlement Agreement or Bar Order in any way bars or enjoins the Settling Defendants from asserting any rights they may have under any insurance policies other than the Insurance Policies, or from bringing or maintaining any Claims, whether direct or indirect, to the extent that such Claims are not based on the Insurance Policies and are based upon, arise from, are in consequence of or relate to litigation other than the ERISA Action, including, but not limited to, the Securities Actions and the Derivative Actions, irrespective of the extent, if any, to which such rights and Claims may be related to the Released Claims and/or the ERISA Action;

9.3.1 Nothing in the Amended Settlement Agreement shall be construed to bar, waive, release, or limit in any way contractual or statutory indemnity claims, if any, of Defendant Scrushy against the Company based on or arising out of the ERISA Action or the Settlement. The Company shall not be deemed to have waived any defense thereto, nor shall anything in the Amended Settlement Agreement be deemed a presumption, concession, or admission by the Company of any breach of duty, liability, default, or wrongdoing.

9.4. The Underwriters shall be permanently barred and enjoined from bringing any Released Claim against any Settling Party or Barred Person, either derivatively or on behalf of themselves, or through any Person purporting to act on their behalf or purporting to assert a Released Claim under or through them, in any forum, action or proceeding of any kind; provided, however, that an Underwriter shall not be barred or enjoined from bringing Released Claims against a Barred Person if for any reason such Barred Person asserts, or is legally not barred by the Bar Order from bringing Released Claims against such Underwriter; and further provided that nothing in this Amended Settlement Agreement or Bar Order in any way bars or enjoins the Underwriters from asserting any rights they may have under any insurance policies other than the Insurance Policies, or from bringing or maintaining any Claims, whether direct or indirect, to the extent that such Claims are not based on the Insurance Policies and are based upon, arise from, are in consequence of or relate to litigation other than the ERISA Action, including, but not limited to, the Securities Actions and the Derivative Actions, irrespective of the extent, if any, to which such rights and Claims may be related to the Released Claims and/or the ERISA Action;

9.5. Because the Barred Persons are barred from asserting any Released Claims against the Releasees, any judgments entered against Barred Persons in the ERISA Action will be reduced by the Judgment Reduction Amount as that term is defined in Section 10;

9.6. This paragraph is hereby deleted.

9.7. Nothing in the Amended Settlement Agreement or Bar Order shall be deemed to create or acknowledge the existence or validity of any Claim of the Barred Persons or limit any defense to any such Claim;

10. The Court shall include a Judgment Credit with respect to the Barred Persons that shall provide as follows:

10.1. “Judgment Reduction Amount” shall mean, with respect to any Barred Person, an amount determined by the Court at the time of entry of any judgment against such Barred Person, equal to the greater of (a) the “Settlement Credit,” and (b) the “Contribution Credit”;

10.2. The “Settlement Credit” shall mean (a) the Settlement Amount ($29,850,000, or $28,850,000 as per paragraph 1.40.1.3) — constituting the maximum possible aggregate of the Settlement Amount, Supplemental Settlement Amount, and Martin Supplemental Settlement Amount; unless the Court shall determine when assessing liability against the Barred Person that some portion of the damages claimed which were settled by the Settlement, are different from those for which the Barred Person is liable, then (b) the Settlement Amount ($29,850,000, or $28,850,000 as per paragraph 1.40.1.3) minus the portion of the Combined Settlement Amount determined by the Court to have been paid with respect to such different damages claimed; provided that the Settlement Credit shall not reduce the total amount of the Settlement Class’ recovery against all Barred Persons by more than the Settlement Amount; and further provided that nothing in this paragraph shall permit the Settlement Class to recover more than their total amount of damages for the Claims asserted in the ERISA Action;

10.3. To the extent the Court finds that a right of contribution or equitable indemnity exists under ERISA, the “Contribution Credit” shall mean an amount equal to the value of the contribution or equitable indemnification Claim, if any, that the Court determines such Barred

Person would be entitled to assert against one or more Settling Defendants but for operation of the Bar Order, which shall be equal to the aggregate proportionate shares of liability, if any, of the Settling Defendants as determined by the Court at the time of entry of any judgment against any Barred Person, adjusted to reflect any limitation on the financial capability of any Settling Defendants to pay their respective proportionate shares of liability to the Barred Person had the Barred Person obtained a contribution or equitable indemnification judgment against them in such amount, or in the absence of the Settlement, had a judgment been entered against any or all Settling Defendants in this case;

10.4 Nothing herein shall be construed as indicating that ERISA provides contribution or indemnity rights among fiduciaries, and Settlement Class Representatives expressly dispute that any such right or entitlement exists under ERISA. In addition, nothing herein or in the Amended Settlement Agreement shall be deemed to create or acknowledge the existence or validity of any Claim of the Barred Persons or limit any defense to any such Claim.

11. Upon the Approval Order becoming Final, the Settling Defendants will absolutely and unconditionally release and discharge any and all past, present, or future Claims or causes of action (including bad faith Claims), whether known or unknown, under or relating to the Insurance Policies and against the Underwriters. Subject to Section 9.4, the Underwriters shall release any and all past, present, or future Claims or causes of action (including without limitation any subrogation or fraud Claims against any Person), whether known or unknown, under or relating to the Insurance Policies and against the Settling Defendants. Nothing in this Amended Settlement Agreement or Bar Order in any way bars or enjoins the Settling Defendants or the Underwriters from asserting any rights they may have under any insurance policies other than the Insurance Policies, or from bringing or maintaining against any Person any Claims, whether direct or indirect, to the extent that such Claims are not based on the Insurance Policies and are based upon, arise from, in consequence of or relate to litigation other than the ERISA Action, including, but not limited to, the Securities Actions and the Derivative Actions, notwithstanding that such rights and Claims may be related to the Released Claims.

12. The Settlement Class Representatives and the Settling Defendants agree to jointly petition the Court for certification, pursuant to Rule 23(b)(1) and/or 23(b)(2), of a non-opt-out class for settlement purposes only consisting of: (a) all Persons who held any Company stock in their Plan accounts at any time during the Class Period, and (b) all beneficiaries, successors-in-interest, and any other payees of any Plan participant with respect to the Plan participant’s Claim in the ERISA Action, except specifically excluding from the Settlement Class Brandon Hale, Philip Watkins, James P. Bennett, P. Daryl Brown, John S. Chamberlin, Larry D. Striplin, Jr., Charles W. Newhall, III, George H. Strong, C. Sage Givens, Joel C. Gordon, Larry R. House, Anthony J. Tanner,

Raymond J. Dunn, III, Allan R. Goldstein, Robert P. May, Jan L. Jones, Jon F. Hanson, Lee S. Hillman, Richard M. Scrushy, Aaron Beam, Jr., Michael D. Martin, and William T. Owens. For purposes of this Amended Settlement Agreement, the term “Settlement Class” shall refer both to each Person described in (a) and (b), and all of them collectively. This petition will be included in the joint motion(s) for Preliminary and Final Approval of the Settlement. A non-opt-out class is an essential condition of the Settlement.

13. Prior to the Fairness Hearing, Settlement Class Representatives shall propose a Plan of Allocation with respect to the Net Settlement Amount, which shall be submitted to the Court for approval. The costs (but not including Lead Counsel’s attorneys’ fees) of allocating the Settlement Amount pursuant to the Plan of Allocation shall be split evenly by the Company and the Settlement Class, with the Settlement Class’s 50% portion paid by the Plan. Lead Counsel shall administer the allocation and distribution of the Combined Settlement Amount. Settling Defendants shall in good faith facilitate the allocation process by providing Plan and participant and beneficiary information that is necessary for the allocation process. To the extent that the Plan record keeper or other agents of the Plan are required under existing contracts to perform services pertaining to the allocation of the Settlement Amount, any additional charges for such services shall not be included in the costs of allocating the Settlement Amount, and shall be paid by the Company. Neither the Settling Defendants nor the Underwriters shall have responsibility for the allocation and distribution of the Combined Settlement Amount, and neither the Settling Defendants nor the Underwriters shall have liability to the Settlement Class Representatives or Settlement Class for such allocation and distribution. Neither the Settling Defendants nor the Underwriters shall take any position with respect to the Plan of Allocation, and, instead, will leave the matter to the sound discretion of the Court. Lead Counsel shall furnish the Plan of Allocation to the Independent Fiduciary prior to submission thereof to the Court, and shall consider in good faith any comments of the Independent Fiduciary on the proposed Plan of Allocation. If Lead Counsel and the Independent Fiduciary are unable to reach agreement with respect to the proposed Plan of Allocation, the Independent Fiduciary shall have the right to comment on or object to the proposed Plan of Allocation submitted to the Court by Lead Counsel. The Plan of Allocation is a matter separate and apart from the Settlement between the Settling Parties, and no decision by the Court concerning the Plan of Allocation shall affect the validity of the Amended Settlement Agreement or finality of the Settlement in any manner.

14. The Settling Parties agree that the Court shall retain exclusive jurisdiction to resolve any disputes or challenges that may arise as to the performance of the Amended Settlement Agreement or any challenges as to the performance, validity, interpretation, administration, enforcement or enforceability of the Class Notice, the Bar Order or this Amended Settlement Agreement or the termination of this Amended Settlement Agreement; except as otherwise directed by the Court or by separate agreement of the Settling Parties.

15. The Settling Parties agree that the Amended Settlement Agreement is a compromise of disputed Claims, and that nothing in this Amended Settlement Agreement shall be an admission of, or constitute a finding of: (i) fiduciary status under ERISA or wrongdoing by or liability of any of the Settling Defendants in the ERISA Action or any other proceeding; or (ii) coverage under the Insurance Policies or wrongdoing or liability of the Underwriters. This Amended Settlement Agreement shall not be offered or received in evidence in the ERISA Action or any other action for any purpose other than enforcement of the Amended Settlement Agreement.

16. Each Settling Party shall have the right, in his, her or its sole discretion, to terminate this Amended Settlement Agreement at any time up until the Court issues its Approval Order if: (a) the Plan, acting through an Independent Fiduciary, does not approve the Amended Settlement Agreement and does not grant a release, effective upon the Court’s entry of the Approval Order, containing the same terms and conditions of the Amended Settlement Agreement, or if different, terms mutually agreeable to the Settling Parties, and that meets the requirements of the Class Exemption, or (b) the DOL files any objection to the Amended Settlement Agreement in the Court, brings a Claim against any Settling Defendant relating to the Released Claims, or notifies any Settling Defendant that it intends to file such a Claim; and, with respect to subsections (a) and/or (b), the Settling Parties have been unable in good faith to negotiate a resolution, despite their best efforts. In the event of such termination, this Amended Settlement Agreement shall be null and void in toto. The costs of retaining an Independent Fiduciary shall be borne by the Company and the Underwriters, in whatever proportion they so desire. Under no circumstances shall the Plan, the Settlement Class, Settlement Class Representatives, or Lead Counsel have any obligation to pay in any manner the costs of retaining an Independent Fiduciary.

17. Except for attorney notes, pleadings, other court submissions and transcripts of depositions and exhibits thereto, Settlement Class Representatives agree to return to the Settling Defendants, at the Settling Defendants’ option, all discovery obtained from the Settling Defendants within thirty (30) days after the Approval Order is Final; provided that the Settling Defendants requesting the return of such materials shall reimburse Settlement Class Representatives for the costs of shipping such materials.

18. Lead Counsel shall be responsible for filing tax returns for the Settlement Fund and for paying any taxes owed with respect to the Settlement Fund. All taxes on the income of the Settlement Fund and all expenses incurred in connection with the taxation of the Settlement Fund (including, but not limited to, the expenses of tax attorneys and accountants) shall be paid out of the Settlement Fund.

19. The Settling Parties, and each of them, represent and warrant:

19.1 That they are voluntarily entering into this Amended Settlement Agreement as a result of arm’s-length negotiations among their counsel, with the assistance and recommendation of the Mediator, that in executing this Amended Settlement Agreement they are relying solely upon their own judgment, belief and knowledge, and the advice and recommendations of their own independently selected counsel, concerning the nature, extent and duration of their rights and Claims hereunder and regarding all matters which relate in any way to the subject matter hereof, and that, except as provided herein, they have not been influenced to any extent whatsoever in executing this Amended Settlement Agreement by any representations, statements or omissions pertaining to any of the foregoing matters by any party or by any Person representing any party to this Amended Settlement Agreement. Each Settling Party assumes the risk of mistake as to facts or law; and

19.2 That they have carefully read the contents of this Amended Settlement Agreement, and this Amended Settlement Agreement is signed freely by each Person executing this Amended Settlement Agreement on behalf of each of the Settling Parties. The Settling Parties, and each of them, further represent and warrant to each other that he, she or it has made such investigation of the facts pertaining to the Settlement, this Amended Settlement Agreement and all of the matters pertaining thereto, as he, she or it deems necessary.

19.3 Each individual executing this Amended Settlement Agreement on behalf of any other Person does hereby personally represent and warrant to the other Settling Parties that he or she has the authority to execute this Amended Settlement Agreement on behalf of, and fully bind, each principal which such individual represents or purports to represent.

20. Miscellaneous Provisions.

20.1 This Amended Settlement Agreement shall be governed by the laws of the United States, including federal common law, except to the extent that, as a matter of federal law, State law controls, in which case Alabama law shall apply.

20.2 The Settling Parties intend and agree that the releases provided or granted in the Amended Settlement Agreement shall be effective as a bar to any and all currently unsuspected, unknown or partially known claims within the scope of their express terms and provisions. Accordingly, subject to paragraphs 7 and 8 above, the Settlement Class Representatives hereby expressly waive, on their own behalf, on behalf of all members of the Settlement Class, and the Settling Defendants and Underwriters hereby expressly waive on their own behalf, any and all rights and benefits (if any) respectively conferred upon them by the provisions of Section 1542 of the California Civil Code and all similar provisions of the statutory or common laws of any other State, Territory or other jurisdiction. Section 1542 reads in pertinent part:

“A general release does not extend to claims that the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

20.3 The provisions of this Amended Settlement Agreement are not severable.

20.4 Before entry of the Approval Order, the Amended Settlement Agreement may be modified or amended only by written agreement signed by or on behalf of all Settling Parties. Following entry of the Approval Order, the Amended Settlement Agreement may be modified or amended only by written agreement signed on behalf of all Settling Parties, and approved by the Court.

20.5 The provisions of this Amended Settlement Agreement may be waived only by an instrument in writing executed by the waiving party. The waiver by any party of any breach of this Amended Settlement Agreement shall not be deemed to be or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Amended Settlement Agreement.

20.6 The following principles of interpretation apply to this Amended Settlement Agreement:

20.6.1 The headings of this Amended Settlement Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Amended Settlement Agreement.

20.6.2 Definitions apply to the singular and plural forms of each term defined.

20.6.3 Definitions apply to the masculine, feminine, and neuter genders of each term defined.

20.6.4 Whenever the words “include,” “includes” or “including” are used in this Amended Settlement Agreement, they shall not be limiting but rather shall be deemed to be followed by the words “without limitation.”

20.6.5 None of the Settling Parties hereto shall be considered to be the drafter of this Amended Settlement Agreement or any provision hereof for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter hereof.

20.7 Each of the Settling Parties agrees, without further consideration, and as part of finalizing the Settlement hereunder, that they will in good faith execute and deliver such other documents and take such other actions as may be necessary to consummate and effectuate the subject matter and purpose of this Amended Settlement Agreement.

20.8 All representations, warranties and covenants set forth in this Amended Settlement Agreement shall be deemed continuing and shall survive the expiration of this Amended Settlement Agreement, except in the event the Amended Settlement Agreement is terminated pursuant to Sections 6 or 16, in which case those provisions shall govern.

20.9 Any notice, demand or other communication under this Amended Settlement Agreement (other than the Class Notice, the Bar Order Notice, or other notices given at the direction of the Court) shall be in writing and shall be deemed duly given upon mailing if it is addressed to each of the intended recipients as set forth below and personally delivered, sent by registered or certified mail (postage prepaid), sent by confirmed facsimile, or delivered by reputable express overnight courier:

IF TO PLAINTIFFS:

Lynn Lincoln Sarko, Esq.

Derek W. Loeser, Esq.

Gary A. Gotto, Esq.

KELLER ROHRBACK, LLP

1201 Third Avenue, Suite 3200

Seattle, WA 98101-3052

Phone (206) 623-1900

Fax: (206) 623-3384

Email: lsarko@kellerrohrback.com

Richard R. Rosenthal, Esq.

Law Offices of Richard R. Rosenthal, PC

200 Title Building

300 North Richard Arrington Jr. Blvd.

Birmingham, Alabama 35203

Phone: 205-252-4907

Fax: 205.252-1146

Email: rosenthallaw@bellsouth.net

IF TO SETTLING DEFENDANTS:

Edward P. Welch, Esq.

Robert S. Saunders, Esq.

Stephen D. Dargitz, Esq.

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

One Rodney Square

P.O. Box 636

Wilmington, Delaware 19801

Fax: (302) 651-3001

-and-

Gregory L. Doody, Esq.

Executive Vice President, General Counsel and Secretary

HEALTHSOUTH Corporation

One HealthSouth Parkway

Birmingham, Alabama 35243

Fax: (205) 969-4719

Counsel for HEALTHSOUTH Corporation

N. Lee Cooper, Esq.

Patrick C. Cooper, Esq.

James L. Goyer, III, Esq.

MAYNARD COOPER & GALE PC

2400 AmSouth/Harbert Plaza

190 16th Avenue North

Birmingham, Alabama 35203

Fax: (205) 254-1999

Counsel to P. Daryl Brown, Richard F. Celeste, Raymond J. Dunn, III, Allan R. Goldstein, Brandon O. Hale, Larry House, Jan L. Jones, Kimberly S. McCracken, Marca Pearson, Barbara Roper, Dennis Wade and Phillip C. Watkins

Gregory C. Braden, Esq.

ALSTON & BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

Fax: (404) 881-7777

Counsel to P. Daryl Brown, Richard F. Celeste, Allan R. Goldstein, Brandon O. Hale,

Jan L. Jones, Kimberly S. McCracken, Marca Pearson, Barbara Roper, Dennis Wade and Phillip C. Watkins

Martin L. Seidel, Esq.

Kathryn Fleury Shreeves, Esq.

CADWALADER, WICKERSHAM & TAFT LLP

100 Maiden Lane

New York, New York 10038

Fax: (212) 504-6666

Counsel to Jon F. Hanson, Lee S. Hillman and Robert P. May

Michael J. Chepiga, Esq.

Paul C. Gluckow, Esq.

SIMPSON THACHER & BARTLETT LLP

425 Lexington Avenue

New York, New York 10017

Fax: (212) 455-2502

Counsel to John S. Chamberlin, C. Sage Givens, Joel C. Gordon, Charles W. Newhall, III,

Larry D. Striplin, Jr., and George

H. Strong

Don B. Long, Jr., Esq.

James F. Henry, Esq.

JOHNSTON BARTON PROCTOR & POWELL LLP

2900 AmSouth/Harbert Plaza

1901 Sixth Avenue North

Birmingham, Alabama 35203-2618

Fax: (205) 458-9500

Counsel to James P. Bennett

Jackson R. Sharman III, Esq.

James F. Hughey, III, Esq.

LIGHTFOOT, FRANKLIN & WHITE LLC

The Clark Building

400 North 20th Street

Birmingham, Alabama 35203

Fax: (205) 581-0799

Counsel to Anthony J. Tanner

David G. Russell, Esq.

J. Marbury Rainer, Esq.

PARKER, HUDSON, RAINER & DOBBS LLP

1500 Marquis Two Tower

285 Peachtree Center Ave., N.E.

Atlanta, Georgia 30303

Fax: (404) 522-8409

Counsel to Richard M. Scrushy

C. Lee Reeves, Esq.

SIROTE & PERMUTT

2311 Highland Avenue South

Birmingham, Alabama 35205

Fax: (205) 930-5101

Counsel to Michael D. Martin

Aaron Beam, pro se

16848 Black Devine Road

Loxley, Alabama 36551

William T. Owens, pro se

118 Highland View Drive

Birmingham, Alabama 35242

IF TO UNDERWRITERS

Thomas A. Doyle, Esq.

Matthew G. Allison, Esq.

BAKER & MCKENZIE

One Prudential Plaza

130 East Randolph Drive, Suite 3500

Chicago, Illinois 60601

Fax: (312) 861-2899

Counsel to Travelers Casualty & Surety Company of America

Peter R. Bisio, Esq.

Christopher R. Zaetta, Esq.

HOGAN & HARTSON LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004-1109

Fax: (202) 637-5910

Counsel to Federal Insurance Company

Any Settling Party may change the address at which it is to receive notice by written notice delivered to the other Settling Parties in the manner described above.

20.10 The Amended Settlement Agreement contains the entire agreement among the Settling Parties relating to this Settlement. The Amended Settlement Agreement supersedes any settlement terms or settlement agreements previously agreed upon orally or in writing by any of the Settling Parties.

20.11 This Amended Settlement Agreement may be executed by exchange of faxed executed signature pages, and any signature transmitted by facsimile for the purpose of executing this Amended Settlement Agreement shall be deemed an original signature for purposes of this Amended Settlement Agreement. This Amended Settlement Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

20.12 This Amended Settlement Agreement binds and inures to the benefit of the parties hereto, their assigns, heirs, administrators, executors and successors.

20.13 The date on which the final signature is affixed below shall be the Agreement Execution Date.

IN WITNESS WHEREOF, the Settling Parties have executed this Amended Settlement Agreement on the dates set forth below.

SETTLEMENT CLASS REPRESENTATIVES:

[ILLEGIBLE]
Lynn Lincoln Sarko
Derek W. Loeser
Gary A. Gotto
KELLER ROHRBACK L.L.P. 1201 Third Avenue, Suite 3200 Seattle, WA 98101-3052 Phone (206) 623-1900 Fax: (206) 623-3384

Lead Counsel for ERISA Plaintiffs

Date: Feb 19, 2006

THE SETTLING DEFENDANTS:

/s/ Patrick C. Cooper
N. Lee Cooper
Patrick C. Cooper
James L. Goyer, III MAYNARD COOPER & GALE PC
2400 AmSouth/Harbert Plaza
190 16th Avenue North
Birmingham, Alabama 35203

Counsel to P. Daryl Brown, Richard F. Celeste, Raymond J. Dunn, III, Allan R. Goldstein, Brandon O. Hale, Larry House, Jan L. Jones, Kimberly S. McCracken, Marca Pearson, Barbara Roper, Dennis Wade and Phillip C. Watkins

Date:

Gregory C. Braden ALSTON & BIRD LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309-3424

Counsel to P. Daryl Brown, Richard F. Celeste, Allan R. Goldstein, Brandon O. Hale, Jan L Jones, Kimberly S. McCracken, Marca Pearson, Barbara Roper, Dennis Wade and Phillip C. Watkins

Date:

THE SETTLING DEFENDANTS:

N. Lee Cooper
Patrick C. Cooper
James L. Goyer, III MAYNARD COOPER & GALE PC
2400 AmSouth/Harbert Plaza
190 16th Avenue North
Birmingham, Alabama 35203

Counsel to P. Daryl Brown, Richard F. Celeste, Raymond J. Dunn, III, Allan R. Goldstein, Brandon O. Hale, Larry House, Jan L. Jones, Kimberly S. McCracken, Marca Pearson, Barbara Roper, Dennis Wade and Phillip C. Watkins

Date:

/s/ Gregory C. Braden
Gregory C. Braden ALSTON & BIRD LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309-3424

Counsel to P. Daryl Brown, Richard F. Celeste, Allan R. Goldstein, Brandon O. Hale, Jan L. Jones, Kimberly S. McCracken, Marca Pearson, Barbara Roper, Dennis Wade and Phillip C. Watkins

Date:

/s/ Martin L. Seidel
Martin L. Seidel
Kathryn Fleury Shreeves CADWALADER, WICKERSHAM & TAFT LLP
One World Financial Center New York, New York 10281

Counsel to Jon F. Hanson, Lee S. Hillman and Robert P. May

Date:

Michael J. Chepiga Paul C. Gluckow SIMPSON THACHER & BARTLETT LLP 425 Lexington Avenue New York, New York 10017

Counsel to John S. Chamberlin, C. Sage Givens, Joel C. Gordon, Charles W. Newhall, III, Larry D. Striplin, Jr., and George H. Strong

Date:

Don B. Long, Jr.
James F. Henry
JOHNSTON BARTON PROCTOR & POWELL LLP
2900 AmSouth/Harbert Plaza
1901 Sixth Avenue
North Birmingham, Alabama 35203-2618

Counsel to James P. Bennett

Date:

26

Martin L. Seidel
Kathryn Fleury Shreeves CADWALADER, WICKERSHAM & TAFT LLP
100 Maiden Lane New York, New York 10038

Counsel to Jon F. Hanson, Lee S. Hillman and Robert P. May

Date:

/s/ Paul C. Gluckow
Michael J. Chepiga Paul C. Gluckow SIMPSON THACHER & BARTLETT LLP 425 Lexington Avenue New York, New York 10017

Counsel to John S. Chamberlin, C. Sage Givens, Joel C. Gordon, Charles W. Newhall, III, Larry D. Striplin, Jr., and George H. Strong

Date: 2/21/06

Don B. Long, Jr.
James F. Henry
JOHNSTON BARTON PROCTOR & POWELL LLP
2900 AmSouth/Harbert Plaza
1901 Sixth Avenue
North Birmingham, Alabama 35203-2618

Counsel to James P. Bennett

Date:

26

Martin L. Seidel
Kathryn Fleury Shreeves CADWALADER, WICKERSHAM & TAFT LLP
100 Maiden Lane New York, New York 10038

Counsel to Jon F. Hanson, Lee S. Hillman and Robert P. May

Date:

Michael J. Chepiga Paul C. Gluckow SIMPSON THACHER & BARTLETT LLP 425 Lexington Avenue New York, New York 10017

Counsel to John S. Chamberlin, C. Sage Givens, Joel C. Gordon, Charles W. Newhall, III, Larry D. Striplin, Jr., and George H. Strong

Date:

/s/ Don B. Long, Jr.
Don B. Long, Jr.
James F, Henry
JOHNSTON BARTON PROCTOR & POWELL LLP
2900 AmSouth/Harbert Plaza
1901 Sixth Avenue
North Birmingham, Alabama 35203-2618

Counsel to James P. Bennett

Date: 2/22/06

/s/ James F. Hughey, III
Jackson R. Sharman III
James F. Hughey, III
LIGHTFOOT, FRANKLIN & WHITE LLC The Clark Building 400 North 20th Street Birmingham, Alabama 35203

Counsel to Anthony J. Tanner

Date: 2/21/06

David G. Russell
J. Marbury Rainer
PARKER, HUDSON, RAINER & DOBBS LLP
1500 Marquis Two Tower
285 Peachtree Center Avenue NE
Atlanta, GA 30303

Arthur W. Leach
2310 Marin Drive Birmingham, AL 35243

Counsel to Richard M. Scrushy

Date:

C. Lee Reeves, Esq. SIROTE & PERMUTT
2311 Highland Avenue South Birmingham, Alabama 35205

Counsel to Michael D. Martin

Date:

27

Jackson R. Sharman III
James F. Hughey, III
LIGHTFOOT, FRANKLIN & WHITE LLC The Clark Building 400 North 20th Street Birmingham, Alabama 35203

Counsel to Anthony J. Tanner

Date:

/s/ J. Marbury Rainer
David G. Russell
J. Marbury Rainer
PARKER, HUDSON, RAINER & DOBBS LLP
1500 Marquis Two Tower
285 Peachtree Center Avenue NE
Atlanta, GA 30303

Arthur W. Leach
2310 Marin Drive Birmingham, AL 35243

Counsel to Richard M. Scrushy

Date: Feb. 21, 2006

C. Lee Reeves, Esq. SIROTE & PERMUTT
2311 Highland Avenue South Birmingham, Alabama 35205

Counsel to Michael D. Martin

Date:

27

Jackson R. Sharman III
James F. Hughey, III
LIGHTFOOT, FRANKLIN & WHITE LLC The Clark Building 400 North 20th Street Birmingham, Alabama 35203

Counsel to Anthony J. Tanner

Date:

David G. Russell
J. Marbury Rainer
PARKER, HUDSON, RAINER & DOBBS LLP
1500 Marquis Two Tower
285 Peachtree Center Avenue NE
Atlanta, GA 30303

Arthur W. Leach
2310 Marin Drive Birmingham, AL 35243

Counsel to Richard M. Scrushy

Date:

/s/ C. Lee Reeves
C. Lee Reeves, Esq. SIROTE & PERMUTT
2311 Highland Avenue South Birmingham, Alabama 35205

Counsel to Michael D. Martin

Date: March 6, 2006

/s/ Edward P. Welch
Edward P. Welch Robert S. Saunders Stephen D. Dargitz SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP One Rodney Square P.O. Box 636 Wilmington, Delaware 19801

Counsel to HEALTHSOUTH Corporation

Date:

THE UNDERWRITERS

Thomas A. Doyle
Matthew G. Allison
BAKER & MCKENZIE
One Prudential Plaza
130 East Randolph Drive, Suite 3500
Chicago, Illinois 60601

Counsel to Travelers Casualty & Surety Company of America

Date:

28

Edward P. Welch Robert S. Saunders Stephen D. Dargitz SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP One Rodney Square P.O. Box 636 Wilmington, Delaware 19801

Counsel to HEALTHSOUTH Corporation

Date:

THE UNDERWRITERS

/s/ Matthew G. Allison
Thomas A. Doyle
Matthew G. Allison
BAKER & MCKENZIE
One Prudential Plaza
130 East Randolph Drive, Suite 3500
Chicago, Illinois 60601

Counsel to Travelers Casualty & Surety Company of America

Date: 3/03/06

[ILLEGIBLE]
Peter R. Bisio
Christopher R. Zaetta HOGAN & HARTSON LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004-1109

Counsel to Federal Insurance Company

Date: 3/6/06

THE SETTLING DEFENDANTS (CONTINUED FROM PAGE 28)

/s/ Aaron Beam, Jr.
Aaron Beam, Jr., pro se 16848 Black Devine Road Loxley, Alabama 36551

/s/ William T. Owens
William T. Owens, pro se 118 Highland View Drive Birmingham, Alabama 35242